UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C., 20549

                                  Form 8-K

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) January 17, 2003



                               Rapidtron, Inc.
              (Exact name of registrant as specified in charter)


     Nevada                                       88-0455472
     (State of other jurisdiction of              (I.R.S. Employer
     incorporation or organization)               Identification Number)

     800 N. Rainbow Blvd., Suite 208
     Las Vegas, NV                                89107-1103
     (Address of Principal Executive Office)      (Zip Code)

                               (702) 948-5017
              (Registrant's Executive Office Telephone Number)

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ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

     Upon completion of the merger described in Item 5 below, there will be a change in control of the Registrant as a result of:

(i) the issuance of 9,600,000 shares of restricted common stock to the shareholders of RAPIDTRON, INC., a Delaware corporation;

(ii) the cancellation of 13,943,750 shares of common stock held by current stockholders of the Registrant; and

(iii) the appointment of two new directors as a result of the merger and the resignation of Dr. Veltheer as a director and the sole officer the Registrant.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

Not applicable.

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP

Not applicable.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not applicable.

ITEM 5.   OTHER EVENTS

     On January 17, 2003, the Registrant entered into an Agreement and Plan of Merger among RTI Acquisition Subsidiary ("RTI SUB"), a Nevada corporation and wholly-owned subsidiary of the Registrant, and RAPIDTRON INC. a Delaware corporation ("RAPIDTRON"), whereby the Registrant is to issue 9,600,000 shares of its restricted common stock in exchange for 100% of RAPIDTRON's outstanding common stock. The merger is intended to be structured as a tax-free reorganization accounted for as a purchase whereby RAPIDTRON will be merged with RTI SUB wherein RTI SUB will cease to exist and RAPIDTRON will became a wholly-owned subsidiary of the Registrant.

     Closing of the merger is subject to regulatory review, stockholder notification, the advance of a further $500,000 to RAPIDTRON, and the satisfaction of other customary conditions. Holders of a majority of the Registrant's shares of common stock have already voted in favor of the transaction. The merger is anticipated to close in approximately 30 days.

     Concurrent with the closing of the Merger, certain stockholders of the Registrant shall tender, for no financial or other consideration, 13,943,750 shares of common stock to the Registrant for cancellation.

     ABOUT RAPIDTRON

     RAPIDTRON is a provider of Radio Frequency (RF) Smart access control and ticketing/membership systems to the fitness, ski, entertainment and transportation industries. The system facilitates rapid operator-free entry and exit through automated turnstiles or portals and optional hands-free entry. RAPIDTRON incorporates "Smart Card" debit/credit technology for retail purchases and promotional/loyalty programs. The system is versatile and utilizes either read-write RF Smart cards or bar code paper tickets. This dual capability allows a venue to issue and re-issue numerous types and durations of access privilege cards. Its open architecture allows for an easy interface with existing back office software.

     Headquartered in Costa Mesa, California, RAPIDTRON has established itself in the North American marketplace by currently providing its smart card access control systems to the Copper Mountain resort in Colorado, the Park City resort in Utah and to the University of California, Berkeley. RAPIDTRON has established a strategic partnership with AXESS AG, a European corporation. AXESS AG is at the forefront of Radio Frequency smart card technology and has installed over 2,500 Smart access gates and 1,500 point-of-sale systems to transit, vacation resorts and fitness markets in Europe.

     The Registrant plans to file with the SEC a Definitive Information Statement in connection with the merger and mail the Definitive Information Statement to its stockholders of record. The Definitive Information Statement will contain important information about the Registrant, RAPIDTRON, the merger and related matters that should be considered by stockholders before making any decision regarding the merger and related transactions. Stockholders of the Registrant are urged to read the Definitive Information Statement when it is filed and any other relevant documents filed with the SEC. Once it is filed with the SEC, the Definitive Information Statement and other documents will be available free of charge on the SEC's web site at www.sec.gov. In addition, the Registrant files annual, quarterly and special reports and other information with the SEC that are also available free of charge at the SEC's web site.

     A copy of the Agreement and Plan of Merger among the Registrant, RTI SUB and RAPIDTRON is filed as an exhibit to this Current Report and is incorporated in its entirety herein.

Press Release

     On January 17, 2003, the Registrant issued a press release disclosing the signing of the merger agreement. A copy of the merger agreement is attached as an exhibit to this Current Report.

ITEM 6.   RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not applicable.

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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

Not applicable.

ITEM 8.   CHANGE IN FISCAL YEAR

Not applicable.

ITEM 9.   REGULATION FD DISCLOSURE.

Not applicable.


EXHIBITS

2.1                   Agreement  and  Plan of Merger,  dated
                      January 17, 2003 among Rapidtron, Inc.
                      (formerly  The Furnishing  Club),  RTI
                      Acquisition   Subsidiary,   Inc.   and
                      RAPIDTRON, INC.
99                    Press Release dated January 17, 2003

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


Date: January 22, 2003


RAPIDTRON, INC.


By: /S/DR. JOHN VELTHEER
       Dr. John Veltheer, President